EXHIBIT 2
                                                      ---------


                           PROMISSORY NOTE

                                   Raleigh-Durham, North Carolina
$1,100,000                          January 31, 1997


          FOR VALUE RECEIVED, the undersigned, GameTek, Inc., a Delaware corporation ("GameTek"), I.J.E., Inc., a Florida corporation ("IJE"), GameTek
(FL), Inc.,
a Florida corporation ("GTI(FL)"), and Cybersoft, Inc. a Florida corporation ("Cybersoft," and with GameTek, IJE, and GTI(FL), "BORROWER"), each with an office at 4411 Chapel Hill Boulevard, Durham, North Carolina 27717, jointly and severally, hereby unconditionally promise to pay to the order of Britt Resources, Inc., a Florida corporation
("LENDER"), with offices located at 4411 Chapel Hill Boulevard, Durham, North Carolina 27717, or such other place as the holder hereof (LENDER and all subsequent holders hereof are hereinafter collectively called "HOLDER") may from time to time designate in writing, in lawful money of the United States of America the principal amount of (i) One Million One Hundred Thousand Dollars ($1,100,000), or (ii) the aggregate amount of unpaid principal drawn down hereunder, by BORROWER, as set forth on Schedule A annexed hereto and made part hereof, whichever is less, plus interest on the amount of principal outstanding from time to time at the rate per annum equal to the prime rate, as announced from time to time by First Union National Bank of North
Carolina, plus one (1%) percent (the "Floating Rate"). The Floating Rate shall be determined pursuant to such formula on the first day of each month. Interest shall accrue and be calculated on the unpaid principal balance of this Note outstanding from time to time on the basis of a three hundred and sixty five (365) day year and the actual number of days elapsed. Anything herein to the contrary notwithstanding, the obligation of
BORROWER to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to HOLDER to the extent that
HOLDER's receipt thereof would not be permissible under the laws or governmental regulations applicable to HOLDER that limit rates of interest that may be charged by
HOLDER and collected from BORROWER. If any payment hereunder shall be found to constitute a payment of interest in excess of that permitted under the laws or governmental regulations applicable to HOLDER that limit rates of interest that may be charged by
HOLDER and collected from BORROWER, then the amount of such excess payment shall be deemed applied in reduction of outstanding principal in inverse order of maturity, and the remaining balance, if any, shall be refunded to BORROWER.

          This Note is made and delivered to evidence a loan in the maximum principal amount of $1,100,000 made by LENDER to BORROWER (the "Loan"), pursuant to the terms of a loan and security agreement dated as of the date hereof among
BORROWER and LENDER (the "Loan Agreement"). This Note is the promissory note referred to in, and is entitled to all benefits of, the Loan Agreement.

          The amount of principal available hereunder shall be disbursed by LENDER to BORROWER upon requests made in accordance with, and subject to the terms and conditions of, the Loan Agreement. BORROWER hereby expressly authorizes
LENDER to record on the attached schedule notations of the date and principal amount of each disbursement made by LENDER under the Loan Agreement, and the date and amount of each principal payment and prepayment made by BORROWER hereunder; provided, however, that LENDER's failure to make any such notation shall not affect the rights of LENDER or the obligations of BORROWER hereunder or under the Loan Agreement. Such notation, absent manifest error, shall constitute prima facie evidence of the dates, amounts and nature of the transactions so noted. LENDER shall furnish
BORROWER, promptly after recording any such notation, with a copy thereof. Notwithstanding any contrary provision contained herein, the Loan is not intended, and shall not be deemed, to constitute a revolving credit facility. The aggregate amount of all principal disbursements made hereunder to BORROWER shall in no event exceed $1,100,000, regardless of whether BORROWER has at any time made any payments or prepayments of principal.

          Interest accruing on the principal outstanding hereunder from time to time shall be paid monthly, in arrears, on the tenth day of each month. All principal and all accrued but unpaid interest hereunder shall be payable on August 1, 1998 (the "Maturity Date"); provided, however, that any principal then outstanding hereunder in excess of
$500,000 and all then accrued but unpaid interest hereunder shall be payable on December 31, 1997, so that on and after December 31, 1997, and until the Maturity Date, the aggregate amount of principal outstanding hereunder shall not be greater than $500,000.

          Maker may prepay this Note, in whole or in part, at any time, or from time to time, without penalty, provided that each such prepayment is in an amount evenly divisible by $1,000, and is not less than $1,000. All payments, including prepayments made under this Note shall be first applied to interest due at the time of payment and any fees, charges or expenses due, and any balance remaining shall be applied to reduction of the principal balance due.

          BORROWER agrees that if any payment due hereunder is not paid within ten (10) days of its due date, BORROWER shall, upon demand, pay to HOLDER a late charge to reimburse HOLDER's administrative costs, in the amount of $50.00.

          All payments made hereunder shall be applied first to interest accrued through the date of such payment, and then in satisfaction of outstanding principal. Any payment of principal or interest that is due on a Saturday, Sunday or any day on which banks in the State of North Carolina are authorized or required to be closed shall be payable on the next succeeding day that banks are open for the transaction of business and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

          In the event that (i) BORROWER fails to make any payment of principal or interest hereunder, within ten (10) days of written notice from LENDER of BORROWER's failure to make such payment when due, (ii) BORROWER fails to perform or observe any other term, condition or covenant of the Loan
Agreement, or any
other agreement with LENDER to which BORROWER is a party, which shall remain unremedied for a period of thirty (30) days after BORROWER'S receipt of written notice thereof, (iii) BORROWER fails, and such failure remains unremedied for a period of thirty (30) days after BORROWER'S receipt of written notice thereof, to perform or observe any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or similar instrument to which BORROWER is a party or by which it is bound, or by which any of its properties or assets may be affected, and that is not subordinated to BORROWER'S obligations hereunder (each a "Debt Instrument"), so that, as a result of any such failure to perform, such indebtedness included therein or secured or covered thereby becomes due and payable prior to the date on which such indebtedness would otherwise become due and payable, unless such failure results from BORROWER'S good faith assertion of a right of offset or a counterclaim against the holder of such indebtedness; provided, however, that a default under any Debt Instrument whose principal amount is less than $25,000 shall not be an Event of Default hereunder unless the aggregate amount of such Debt Instrument and all other Debt Instruments with respect to which the indebtedness thereunder has become due by reason of default exceeds $75,000, (iv) BORROWER fails to pay any indebtedness for borrowed money aggregating more than $75,000 that is not subordinated to BORROWER'S obligations hereunder, either at final maturity or pursuant to demand duly made, unless such failure results from BORROWER's good faith assertion of a right of offset or a counterclaim against the holder of such indebtedness,
(v) BORROWER shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for its or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it which remains undismissed for a period of sixty (60) days or more; or BORROWER shall consent to, approve of or acquiesce in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for its properties, or any substantial part thereof, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of sixty
(60) days or more, (vi) any judgment against BORROWER or any attachment or levy of execution against any of its properties for any amount in excess of Seventy Five Thousand Dollars ($75,000) shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of sixty (60) days or more, or (vii) demand for payment of outstanding amounts is made by Ocean Bank in connection with the loan and credit facility made by Ocean Bank in favor of BORROWER pursuant to a Line-of-Credit to Loan Agreement dated as of May 31, 1995 and executed and delivered on June 8, 1995, as amended from time to time, or (viii) any representation or warranty made by
BORROWER in the Loan Agreement or any other document executed and delivered in connection with the Loan Agreement, or any certificate, report, financial statement or other instrument furnished in connection with the Loan Agreement, shall prove to be false or misleading in any material respect, then and in any such event, a default by BORROWER shall have occurred hereunder and this Note and all remaining unpaid principal provided for herein shall, at the option of HOLDER, become immediately due and payable, upon written notice to BORROWER; provided, however, that any demand by Ocean Bank as described in clause (vii) above shall be deemed for all purposes demand for payment by HOLDER hereunder. Notwithstanding any contrary provision hereof, if any default by BORROWER hereunder (other than a default in a scheduled payment of interest or principal due under the Note) is of a nature that cannot reasonably be expected to be cured within the period set forth above as the applicable cure period, then the applicable cure period shall be deemed extended for such longer period as reasonably would be required to effect such cure.

          All principal owing hereunder and not paid when due shall bear interest, commencing on the date following the applicable due date, at the Floating Rate, or the maximum rate permitted by applicable laws and governmental regulations, whichever is less, until paid to HOLDER. BORROWER shall pay all costs and expenses, including reasonable attorneys fees, as allowed by law, incurred by LENDER in enforcing payment hereof.

          BORROWER, from time to time, may reduce the amounts outstanding hereunder in whole or in part at any time, provided that such pay down includes all interest accrued and unpaid through the date of such reduction on the amount of principal then being paid down.

          This Note shall be paid without claim of set-off, counterclaim or deduction of any nature or for any cause whatsoever. This Note has been executed in Raleigh, North Carolina. This Note shall be deemed a negotiable instrument under the laws of the State of North Carolina and shall be construed and enforced in accordance with the laws of said State without reference to any conflicts of law principles.

          This Note shall be binding upon each BORROWER, jointly and severally, and on their respective successors and permitted assigns, and the terms hereof shall inure to the benefit of LENDER and its successors and assigns, including HOLDER.


                              GAMETEK, INC.


                              By:    s/ Max R. Rudminat
                                 ____________________________
                                    Max Rudminat,
                                     Treasurer


                              GAMETEK (FL), INC.


                              By:    s/ Max R. Rudminat
                                  __________________________
                                    Max Rudminat,
                                     Treasurer


                              I.J.E., INC.


                              By:    s/ Max R. Rudminat
                                 _____________________________
                                    Max Rudminat,
                                     Treasurer


                              CYBERSOFT, INC.


                              By:    s/ Max R. Rudminat
                                 ________________________________
                                    Max Rudminat,
                                     Treasurer





                                     SCHEDULE A


               SCHEDULE OF NOTATIONS TO PROMISSORY NOTE


          The Note to which this schedule is attached evidences a loan in the maximum principal amount of $1,100,000 made by LENDER to BORROWER under the Loan Agreement as defined in said Note, which loan shall be disbursed in the principal amounts and on the dates set forth below, and in connection with which the payments or prepayments described below have been made:





                                DATE OF        AMOUNT OF
DISBURSEMENT    PRINCIPAL       PRINCIPAL      PRINCIPAL       HOLDER'S
  DATE           AMOUNT         PAYMENT         PAYMENT        SIGNATURE
____________    _________       _________      __________      __________

$_________      $________       $________      $_________     ______________

$_________      $________       $________      $_________     ______________

$_________      $________       $________      $_________     ______________

$_________      $________       $________      $_________     ______________

$_________      $________       $________      $_________     ______________

$_________      $________       $________      $_________     ______________

$_________      $________       $________      $_________     ______________

$_________      $________       $________      $_________     ______________